                                                                    Exhibit 3.85

Filing Fee $30.00

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                        PROVIDENCE FITNESS CENTERS, INC.
               -------------------------------------------------

     Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Providence Fitness Centers, Inc.

     SECOND: The shareholders of the corporation on April 30, 1987, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

                             [Insert Amendment(s)]

     See attached Exhibit "A".

     THIRD: The number of shares of the corporation outstanding at the time of
such adoption was    800  ; and the number of shares entitled to vote thereon
                 ---------
was      800    .
   -------------

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert "none")


          Class                                      Number of Shares
        --------                                  ---------------------
         None


     FIFTH: The number of shares voted for such amendment was     800         ;
                                                              ----------------
and the number of shares voted against such amendment was         800         .
                                                          --------------------

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none")


                                                      Number of Shares Voted
                                                   ----------------------------
          Class                                      For              Against
        --------                                   ------            --------
         None

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

               No change.

     EIGHTH: The manner is which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

               No change.


Dated         May 1, 1987                PROVIDENCE FITNESS CENTERS, INC.
     --------------    --             -------------------------------------

                                    By    /s/  H. Robert Joche
                                         ---------------------------------------
                                             Its Vice President, H. Robert Joche
                                                 --------------
                                     and  /s/  Michael L. Skla
                                         ---------------------------------------
                                           Its Ass't Secretary, Michael L. Skla
                                               ---------------

                                   EXHIBIT A

     RESOLVED, that the Articles of Incorporation of the corporation shall be amended to provide for the issuance of Preferred Stock as follows:

     "FOURTH:

     A.   CAPITAL STOCK

     The aggregate number of shares which this corporation shall have the authority to issue is 21,000. The Corporation shall have the authority to issue shares of Common Stock and Preferred Stock, the maximum number and par value of each to be as follows:

     a.   20,000 number of shares of $100.00 par value Preferred Stock; and

     b.   1,000 shares of $1.00 par value Common Stock.

     B.   Preferences, Limitations and Relative Rights of Shares of
     Preferred Stock.

     1. ISSUANCE OF PREFERRED SHARES. The aggregate number of Preferred Stock which the corporation may have authority to issue shall be 20,000 shares having a par value of One Hundred Dollars ($100.00) per share.

     2. NO VOTING RIGHTS. No voting rights shall attach to the shares of Preferred Stock.

     3. DIVIDENDS. Each holder of shares of Preferred Stock shall be entitled to receive for each fiscal year of the corporation preferential dividends, payable either in cash or property, out of any assets of the corporation available for dividends pursuant to the Rhode Island Business Corporation Act, at a rate equal to 13-1/2% per annum. Each holder of Preferred Stock shall be entitled to receive the dividends stated above and no more, which dividends shall be payable annually, semi-annually, or quarterly on such dates as may be determined by the Board of Directors in its sole discretion. Dividends on each share of Preferred Stock shall accumulate from the date of issue of such share, from year to year, until paid so that, as long as any shares of preferred stock are outstanding, if at any time all dividends on the Preferred Stock for all prior dividend periods shall not have been paid, or if all dividends on the Preferred Stock for the then current dividend period shall not have been paid or shall not have been declared with the sum sufficient for the payment thereof set apart, whether or not there shall be assets of the corporation available for payment of such dividends under the laws of the State of Rhode Island then:

     (i) No dividends shall be declared or paid on any other distribution ordered or made upon the Common Stock other than dividends payable solely in Common Stock; and

     (ii) No shares of Common Stock of this corporation shall be redeemed, purchased or acquired by this corporation or any subsidiary of this corporation.

     4. UPON LIQUIDATION, DISSOLUTION, MERGER OR REORGANIZATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to be paid One Hundred Dollars ($100.00) for each share of Preferred Stock, plus accumulated dividends thereon up to the date of such liquidation, dissolution, or winding up of this corporation, whether or not this corporation shall have a surplus or earnings available for dividends, and no more. After payment to the holders of the shares of Preferred Stock of the amount payable to them as above set forth, the remaining assets of this corporation shall be payable to and distributed ratably among the holders of record of the shares of Common Stock. If, upon such liquidation, dissolution, or winding up, the assets of the corporation distributable to the holdings of shares of Preferred Stock shall be insufficient to permit the payment to them of the entire amount to which they are entitled to hereunder, the entire assets of this corporation shall be distributed ratably among the holders of the shares of Preferred Stock.

     In the event of any merger or consolidation of this corporation in which this corporation shall not be the surviving entity, or in the event of any recapitalization or reorganization of this corporation, any such transaction must be structured so that the fair market value of the consideration receivable in such transaction by or allocable to the holders of the Preferred Stock shall be equal to the liquidation preference of the Preferred Stock determined in accordance with the preceding paragraph.

     5. REDEMPTION. Preferred Stock may be redeemed or purchased for redemption by this corporation in accordance with the following plan. Unless specifically prohibited by the Rhode Island Business Corporation Act, Preferred Stock may be redeemed at any time at the option of the Board of Directors. In case less than all of the outstanding shares of Preferred Stock are to be redeemed, the Board of Directors shall determine the number of shares to be redeemed and the holder or holders whose shares are to be redeemed. Notice of such redemption shall be mailed to such holder or holders at the address shown on the books of the corporation at least thirty (30) prior to the date fixed for redemption in such notice. The redemption price payable by the corporation shall be One Hundred Dollars ($100.00) per share plus any and all declared or accumulated or unpaid dividends on the date of such redemption and such redemption price shall be paid by the corporation to such holder or holders on the redemption date set forth in the notice of redemption. From and after the date fixed in any such notice as the date for redemption, no further dividends shall be declared or paid on the shares so called for redemption and all rights of the holder or holders thereof as stockholders of the corporation shall cease and terminate, except their right to receive the amount payable on such redemption, unless the corporation shall fail to pay the redemption price on the date fixed for redemption. The corporation may, at any time and unless specifically prohibited by the Rhode Island Business Corporation Act, purchase for retirement from one or more holders thereof is determined by the Board of Directors of the corporation any or all of the shares of outstanding Preferred Stock at a price not to exceed the redemption price stated above. All shares redeemed or purchased may be either cancelled and retired or held by the corporation as treasury shares.

          FIFTH:

          NO PREEMPTIVE RIGHTS. No preferred stockholders of this corporation shall, because his or its ownership of Preferred Stock have any preemptive or other right to purchase, subscribe for or take any part, pro rata or otherwise, of any securities, equity, debt or otherwise, or options, rights or warrants to purchase any such securities issued or sold by this corporation, whether for cash or for property, and whether or not hereafter authorized."

STATE OF ILLINOIS        )
                         ) SC.
COUNTY OF COOK           )

     At 8700 W. Bryn Mawr in said county of this 1st day of May, 1987, personally appeared before me H. Robert Jochem, who, being by me first duly sworn, declared that he is the Vice President of Providence Fitness Centers, Inc. that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.


                                            /s/      Patricia Ann Stanis
                                            ------------------------------------
                                                       Notary Public


(NOTARIAL SEAL)

                State of Rhode Island and Providence Plantations
                              BUSINESS CORPORATION
                                    --------
                  DUPLICATE ORIGINAL ARTICLES OF INCORPORATION
                                    --------

     The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:
     FIRST:  The name of the corporation is Providence Fitness Centers, Inc.

     SECOND:  The period of its duration is (if perpetual, so state) perpetual

     THIRD:  The purpose or purposes for which the corporation is organized are:
               to own and operate health club facilities.


     The corporation shall have power: (See Section 7-1.1-4 of the General Laws, 1956, as amended.)

     (a) To have a perpetual succession by its corporate name unless a limited period of duration is stated in its articles of incorporation.

     (b) To sue and be sued, complain and defend, in its corporate name.

     (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

     (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

     (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

     (f) To lend money and to use its credit to assist its employees.

     (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

     (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

     (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

     (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

     (k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

     (l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

     (m) To make donations for the public welfare or for charitable, scientific or educational purposes.

     (n) To transect any lawful business which the board of directors shall find will be in aid of governmental authority.

     (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

     (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

     (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.

     (r) To have and exercise all powers necessary or convenient to effect its purposes.

                                                                          (OVER)

     SIXTH. Provisions (if any) for the regulation of the internal affairs of the corporation:

               None


     SEVENTH. The address of the initial registered office of the corporation is 111 WESTMINSTER STREET, PROVIDENCE, RHODE ISLAND 02903 (add Zip Code) and the name of its initial registered agent at such address is:

                             C T CORPORATION SYSTEM

     EIGHTH. The number of directors constituting the initial board of directors of the corporation is Seven (7) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.) (NOT APPLICABLE)

     Name                                    Address
Jerome B. Kahn                415 W. Court Street, Flint, MI 48503
John Cipolla                  342 N. Main Street, West Hartford, CN 06117
Daniel Witaker                342 N. Main Street, West Hartford, CN 06117
Donahue L. Wildman            230 W. Monroe Street, Chicago, IL 60606
Jack L. Clark                 7880 Avenida Kirjah, La Jolla, CA 92037
Roy Zurkowski                 451 Goodhue, Bloomfield Hills, MI 48013
H. Robert Jochem              300 E. Joppa Road, Towson, MD 21204

     NINTH. The name and address of each incorporator is:

     Name                                    Address
H. Robert Jochem              300 East Joppa Road, Towson, MD 21204


     TENTH. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

                         upon incorporation date

     Dated November 15, 1982
                         /s/ H. Robert Jochem
                         H. ROBERT JOCHEM

STATE OF ILLINOIS        )         City           )
                         )         In the         )    of Chicago
COUNTY OF COOK           )         Town           )

in said county this 15th day of November, A.D. 1982 then personally appeared before me H. Robert Jochem each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                                   /s/    Marjorie W. DuBroff
                                                --------------------------------
                                                           Notary Public


                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        Providence Fitness Centers, Inc.
I, ELIZABETH S. HAMILTON, Deputy Secretary of State hereby certify that duplicate originals of Articles of Incorporation for the incorporation of Providence Fitness Centers, Inc. duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the Articles of Incorporation.

                                    WITNESS my hand and the seal of the State of
                                                    Rhode Island this nineteenth
                                                           day of November, 1982
[Rhode Island Providence Plantations Seal]
                                                       /s/ Elizabeth S. Hamilton
                                                      --------------------------
                                                       Deputy Secretary of State

     FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

     (a)  IF ONLY ONE CLASS:   Total number of shares   1,000
                                                       ----------
               (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)


          $1.00 Par Value



                                       or

     (b)  IF MORE THAN ONE CLASS:   Total number of shares     N/A
                                                             ----------
               (State (A) the number of the shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)









     FIFTH. Provisions (if any) dealing with the preemptive right of shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

                                      None